UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2011

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Comar, Pennsylvania 18915

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2011, Dorman Products, Inc. (the “Company”) issued the attached press release announcing that the Company’s Chairman and Chief Executive Officer, Richard N. Berman, had passed away on January 29, 2011.

On January 30, 2011, the Board of the Company appointed Steven L. Berman Chairman and Chief Executive Officer of the Company. Steven Berman, age 51, has been with the Company since 1978 and has held a variety of positions including, most recently, serving as President and Chief Operating Officer from 2007 to present. The Board of Directors did not make any changes to Steven Berman’s existing employment agreement with the Company in connection with his new responsibilities and change in title. Steven Berman is the brother of Richard Berman. Steven Berman is a controlling shareholder in a partnership that leases the Company’s headquarters to the Company. The rent for 2011 is estimated to be approximately $1.4 million. This transaction was reviewed and approved by the Audit Committee of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Proforma Financial Information.

None.

(c)	Small Company Transactions.

None.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: January 31, 2011	By:	/s/ Mathias J. Barton
Name: Mathias J. Barton
Title: Chief Financial Officer